Annex A

ITEM 6 CLASSIFICATION OF REPORTING PERSONS

Identity and Classification of Each Reporting Person

IDENTITY	Citizenship	Principal Occupation or Employment	CLASSIFICATION UNDER ITEM 3
Federated Hermes Equity Funds			(d) Investment company registered under Section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8)
Federated Hermes Insurance Series			(d) Investment company registered under Section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8)
Federated Equity Management Company of Pennsylvania			(e) Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940
Federated Global Investment Management Corp.			(e) Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940
Federated Hermes, Inc.			(g) parent Holding Company or control person, in accordance with Section 240.13d-1(b)(ii)(G)
FII Holdings, Inc.			(g) parent Holding Company or control person, in accordance with Section 240.13d-1(b)(ii)(G)
Voting Shares Irrevocable Trust			(g) parent Holding Company or control person, in accordance with Section 240.13d-1(b)(ii)(G)
Thomas R. Donahue	United States	CFO of FHI	(g) parent Holding Company or control person, in accordance with Section 240.13d-1(b)(ii)(G)
Ann C. Donahue	United States	Trustee of the Irrevocable Voting Trust	(g) parent Holding Company or control person, in accordance with Section 240.13d-1(b)(ii)(G)
J. Christopher Donahue	United States	CEO of FHI	(g) parent Holding Company or control person, in accordance with Section 240.13d-1(b)(ii)(G)

Federated Hermes, Inc. (the “Parent”) is filing this schedule 13D because it is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies that own shares of common stock in MINERVA NEUROSCIENCES, INC. (the “Reported Securities”). The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of Federated Hermes, Inc., the Parent. All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which Thomas R. Donahue, Ann C. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Trustees have joined in filing this Schedule 13D because of the collective voting control that they exercise over the Parent. In accordance with Rule 13d-4 under the Securities Act of 1934, as amended, the Parent, the Trust, and each of the Trustees declare that this statement should not be construed as an admission that they are the beneficial owners of the Reported Securities, and the Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the Reported Securities.